EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Diversified Corporate Resources, Inc. on Form S-8 (File No. 333-27867) of our report dated May 30, 1997 on our audit of the consolidated financial statements and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries as of December 31, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-K/A-2.

                                                Coopers & Lybrand L.L.P.


Dallas, Texas
July 11, 1997


CORPDAL:67775.3 28722-00003